EXHIBIT 10.44

AMENDMENT TO 2008 RESTRICTED STOCK AWARD AGREEMENT

This Amendment (“Amendment”), dated as of May 14, 2012, amends the Restricted Stock Award Agreement dated November 19, 2008 (the “Agreement”) and issued by Rockwell Medical Technologies, Inc. (the “Company”) to                      (“Holder”), as previously amended, and is made in accordance with Section 13 of the Agreement and Sections 1.5 and 10.6 of the Company’s Amended and Restated Long Term Incentive Plan (the “LTIP”).

WHEREAS, the Company and Holder have determined that the terms of this Amendment are in the Company’s best interests and desire to amend the Agreement in the manner set forth herein; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors has approved this Amendment to the extent required in the LTIP;

NOW THEREFORE, the Agreement is amended as set forth below.

1. The Section 2(a) of the Agreement is amended and restated in its entirety to read as follows:

(a) So long as the Employee continues to be employed by the Company or its Subsidiaries, the Restricted Stock shall become vested and non-forfeitable upon the earliest to occur of (i) in two equal installments on (A) the eighteen-month anniversary of the Grant Date and (B) March 1, 2013 (the “Vesting Dates”), or (ii) subject to the Committee’s right to declare, pursuant to Section 9.2(c) of the Plan, that the Restricted Stock shall not become immediately vested upon a Change in Control in which the successor company assumes the Restricted Stock Award, the occurrence of a Change in Control.

2. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

3. Except as specifically modified herein, the remaining provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first set forth above.

ROCKWELL MEDICAL TECHNOLOGIES, INC.		HOLDER

By:
Its:	Name

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